UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2024

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 E. Windrose Drive, Suite 200, Phoenix, Arizona	85032
(Address of principal executive offices)	(Zip Code)

(623) 445-9500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001 per share	UTI	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amended and Restated Plan

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Universal Technical Institute, Inc. (the “Company”) held on March 7, 2024, the Company’s stockholders approved the Universal Technical Institute, Inc. Amended and Restated 2021 Equity Incentive Plan (the “Amended and Restated Plan”). The Company’s Board of Directors (the “Board”) adopted the Amended and Restated Plan on January 4, 2024, subject to stockholder approval.

The Amended and Restated Plan provides for a variety of equity and cash-based awards as a tool for the Company to attract, retain, motivate, and reward executives and other employees of the Company as well as non-employee directors; to provide for equitable and competitive compensation opportunities, including deferral opportunities, to encourage long-term service; to recognize individual contributions and reward achievement of Company goals; and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders.

The Amended and Restated Plan amends and restated the Company’s 2021 Equity Incentive Plan (the “Former Plan”). As of the effective date of the Amended and Restated Plan, no further grants may be made under the Former Plan and shares that were available for issuance under the Former Plan and not subject to outstanding awards became available for issuance (in addition to 3,300,000 newly authorized shares of common stock of the Company) under the Amended and Restated Plan. In addition, subject to and in accordance with the Amended and Restated Plan, shares that are subject to outstanding awards under the Amended and Restated Plan or Former Plan that are subsequently expired, forfeited, or are otherwise terminated also become available for awards under the Amended and Restated Plan.

A more detailed description of the Amended and Restated Plan was set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 23, 2024 under the heading “Proposal 4 – Approval of the Amendment and Restatement of the 2021 Plan” and is incorporated herein by reference. The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Resignation of Director

Effective March 7, 2024, David A. Blaszkiewicz resigned from his position as a member of the Board, including as a member of the Compensation Committee. Mr. Blaszkiewicz’s decision to resign is not the result of any disagreement with the Company. The Company appreciates Mr. Blaszkiewicz’s many contributions to the Company’s development during his tenure and thanks him for his Board service.

Following Mr. Blaszkiewicz’s resignation, the Board appointed Michael A. Slubowski as the Chairperson of the Compensation Committee, effective as of March 7, 2024.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on four proposals. The proposals are described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 23, 2024. The voting results for each of the proposals are set forth below.

Proposal 1: The stockholders elected each of the three nominees as Class II Directors to serve a three-year term ending in 2027, or until the Director’s successor is duly elected and qualified, as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
George W. Brochick	41,189,871	2,171,027	4,227	2,244,131
Lieutenant General William J. Lennox, Jr.	43,018,919	344,499	1,707	2,244,131
Linda J. Srere	40,295,664	3,067,309	2,152	2,244,131

Proposal 2: The stockholders ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending September 30, 2024 as follows:

Audit Firm	Votes For	Votes Against	Abstentions
Deloitte & Touche LLP	45,277,089	284,319	47,848

Proposal 3: The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,577,961	478,785	308,379	2,244,131

Proposal 4: The stockholders approved the adoption of the Amended and Restated Plan as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,331,502	1,026,523	7,100	2,244,131

No other proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

10.1	Universal Technical Institute, Inc., Amended and Restated 2021 Equity Incentive Plan

10.2	Form of Restricted Stock Unit Agreement under Amended and Restated 2021 Equity Incentive Plan effective as of March 7, 2024

10.3	Form of Performance Unit Award Agreement under Amended and Restated 2021 Equity Incentive Plan effective as of March 7, 2024

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2024	Universal Technical Institute, Inc.

	By:	/s/ Christopher Kevane
	Name:	Christopher Kevane
	Title:	Senior Vice President and Chief Legal Officer

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